QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-10 and related short form base shelf prospectus of The Toronto-Dominion Bank for the registration of its Debt Securities (Subordinated Indebtedness), Common Shares, Class A First Preferred Shares, and Warrants to purchase Preferred Shares and to the incorporation therein of our reports dated December 7, 2006 to the shareholders of the Bank with respect to the Consolidated Financial Statements of The Toronto-Dominion Bank, The Toronto-Dominion Bank management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Toronto-Dominion Bank, included in its Annual Report (Form 40-F) for the year ended October 31, 2006 filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

February 1, 2007
Toronto, Canada

QuickLinks

Consent of Independent Auditors